Exhibit 10.2

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (“First Amendment”) is made and entered into effective as of the 8th day of January, 2014 by and between NIKKEN, Inc., a California corporation (“Seller”), and Masimo Corporation, a Delaware corporation (“Buyer”).
R E C I T A L S
A.Seller and Buyer have entered into that certain Agreement of Purchase and Sale Agreement and Escrow Instructions dated November 1, 2013 (“Original Purchase Agreement”, the Original Purchase Agreement as amended by this First Amendment, collectively, the “Purchase Agreement”), relative to the sale/purchase of that certain real property located at 52 Discovery Way, Irvine, California (the “Property”).

B.Seller and Buyer desire to amend the Original Purchase Agreement to among other things extend the Feasibility Period on the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer hereby agree to amend the Original Purchase Agreement as follows:
1.Definitions. Any capitalized term used, but not defined, herein shall have its respective meaning as set forth in the Original Purchase Agreement.

2.Feasibility Period Adjustment. The parties hereby agree to extend the expiration of the Feasibility Period set forth in Section 1.12 of the Original Purchase Agreement, from 5:00 PM (Pacific Time) on January 8, 2014 to 5:00 PM (Pacific Time) on January 10, 2014. All references to the Feasibility Period shall mean the Feasibility Period as extended by the terms of this First Amendment.

3.Purchase Agreement in Full Force and Effect. Except as expressly amended hereby, the terms and conditions of the Original Purchase Agreement are hereby ratified and confirmed, and shall continue in full force and effect. In the event of any conflict or inconsistency between the terms set forth herein and the terms of the Original Purchase Agreement, the terms contained in this First Amendment shall govern and control.

4.Counterparts; Facsimile; E-Mail. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes of this First Amendment, any signature transmitted by facsimile or e-mail (in pdf. or comparable format) shall be considered to have the same legal and binding effect as any original signature.
[Signatures On Following Page]

IN WITNESS WHEREOF, the undersigned have entered into this First Amendment effective as of the day and year first above written.

SELLER:	NIKKEN, Inc., a California corporation By:/s/ Kurt H. Fulle___________________ Name: Kurt H. Fulle Its: President and CEO

BUYER:	Masimo Corporation, a Delaware corporation By: /s/ Yongsam Lee_______________ Name: Yongsam Lee Its: EVP, Operations and CIO